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                                                            Exhibit 5.1 and 23.2

                       [Letterhead of M.G. Ramachandran]

                                                                   July 26, 2000

Satyam Infoway Limited
Manasarovar Towers
271-A, Anna Salai
Teynampet, Chennai 600 015
Fax: 044-4326295

     Re:  Satyam Infoway Limited Registration Statement on Form F-2

Gentlemen:

     I have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of up to 625,000 equity shares, par value Rs.10 per share (the "Shares"), of Satyam Infoway Limited, a company with limited liability incorporated in the Republic of India (the "Company"). Each of the Shares being so registered is represented by four (4) American Depositary Shares. I have examined the registration statement on Form F-2 (the "Registration Statement") filed by you with the United States Securities and Exchange Commission for the purpose of registering the resale of the Shares by the holders thereof (the "Selling Shareholders").

     Strictly limited to Indian law, it is my opinion that the Shares to be resold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

     I hereby confirm to you that subject to the assumptions and limitations set forth therein, the statements set forth under the caption "Taxation-Indian Taxation" in the prospectus included in the Registration Statement constitute my opinion with respect to the Indian income tax consequences of the acquisition, ownership and disposition of the Shares and the American Depositary Shares representing such Shares.

     I consent to the reference to my name under the captions "Legal Matters", "Taxation-Indian Taxation" and "Enforcement of Civil Liabilities" in the prospectus included as a part of the Registration Statement and any amendments thereto and to the use of this opinion as an exhibit to the Registration Statement.

                                        Yours faithfully,



                                        /s/ M.G. Ramachandran
                                        M.G. Ramachandran